                                                                   EXHIBIT 23(b)


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




The Board of Directors
Pfizer Inc.

Re:  Registration Statement No. 33-

We consent to the use of our audit report dated February 24, 1994 on the consolidated financial statements and schedules of Pfizer Inc. and subsidiary companies as of December 31, 1993, 1992 and 1991 and for each of the years then ended, incorporated herein by reference, and to the reference to our firm under the heading "Experts" in the Prospectus.








KPMG Peat Marwick LLP



New York, New York
December 20, 1994